Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Form 20-F of our report dated April 30, 2026, with respect to the financial statements of Instinct Bio Technical Company Inc. for the financial year ended November 30, 2025 and November 30, 2024.

/s/ MORISON LC PLT (LLP0032572-LCA)

Chartered Accountant (AF002469) Kuala

Lumpur, Malaysia

July 27, 2026

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in Form 20-F of our report dated April 30, 2026, with respect to the financial statements of Instinct Bio Technical Company Holdings Inc. (formerly known as Relativity Holding Inc.) for the financial period 22 May 2025 (date of incorporation) to November 30, 2025.

/s/ MORISON LC PLT (LLP0032572-LCA)

Chartered Accountant (AF002469) Kuala

Lumpur, Malaysia

July 27, 2026